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                                                                 EXHIBIT 99.p(2)

                          HARBOR CAPITAL ADVISORS, INC.

                                 CODE OF ETHICS

I.       INTRODUCTION

         This Code of Ethics applies to all employees of Harbor Capital, including all officers and directors of Harbor Capital. While this Code of Ethics applies to all employees, it imposes heightened responsibilities and restrictions on those employees who have been designated access persons and investment personnel because their positions involve greater access to information concerning Harbor Fund's investments. In addition, this Code of Ethics not only covers personal securities transactions by employees but also those transactions where the employee is deemed to be the beneficial owner of the securities, such as transactions by the employee's immediate family members who share the same household with the employee.

         Sections I through V.A.1, and Sections V.B, VI.A, VI.B, VI.E. and VII. of this Code of Ethics apply to those employees who have not been designated either an access person or investment professional. Except as otherwise noted, the entire Code of Ethics applies to those employees who have been designated as access persons or investment professionals.

II.      STATEMENT OF GENERAL PRINCIPLES

         The fundamental position of Harbor Capital is, and has been, that each of its employees owe a fiduciary duty to the clients of Harbor Capital to place the interests of those clients above the employees' own interests. All Harbor Capital employees must conduct their activities and carryout their responsibilities at all times in accordance with the following standards:

         - Each employee shall place at all times the interests of each client of Harbor Capital first. In particular, each employee must avoid serving his or her own personal interests ahead of the interests of Harbor Capital clients.

         - Each employee must avoid any situation involving an actual or potential conflict of interest or possible impropriety with respect to his or her duties and responsibilities to Harbor Capital clients.

         - Each employee must not take advantage of his or her position of trust and responsibility at Harbor Capital and must avoid any situation that might compromise or call into question his or her exercise of full independent judgment in the best interests of Harbor Capital clients.

         In addition, it is the policy of Harbor Capital that no employee shall engage in any act, practice or course of conduct that would violate the provisions of the Investment Advisers Act. Furthermore, with respect to those clients that are Investment Companies, no access person shall engage in any act, practice or course of conduct that would violate the provisions of Section 17 (j) of the Investment Company Act of 1940, as amended (the "1940 Act"), and Rule 17j-1 thereunder.

         These policies reflect Harbor Capital's desire to detect and prevent not only situations involving actual or potential conflict of interests, but also those situations involving only an appearance of conflict or of unethical conduct. Harbor Capital's business is one dependent upon public

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         confidence. The mere appearance or possibility of doubtful loyalty is as important to avoid as actual disloyalty itself. The appearance of impropriety could tarnish Harbor Capital's name and damage its reputation to the detriment of all those with whom we do business.

         Accordingly, private financial transactions by employees of Harbor Capital must be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of the person's position of trust and responsibility through their association with Harbor Capital. In making personal investment decisions with respect to any security, extreme care must be exercised by all employees to insure that the prohibitions of this Code of Ethics are not violated. Further, personal investing by an access person should be conducted in such a manner so as to eliminate the possibility that the person's time and attention is being devoted to his or her personal investments at the expense of time and attention that should be devoted to management of a client's portfolio.

         Without limiting in any manner the fiduciary duty owed by employees to each client of Harbor Capital or the provisions of this Code of Ethics, it should be noted that Harbor Capital considers it proper that purchases and sales be made by its personnel in the marketplace of securities owned by the clients of Harbor Capital; provided, however, that such securities transactions comply with the spirit of, and the specific restrictions and limitations set forth in, this Code of Ethics. Such personal securities transactions should also be made in amounts consistent with the normal investment practice of the person involved and, for access persons, with an investment rather than short-term trading outlook. Not only does this policy encourage investment freedom and result in investment experience, but it also fosters a continuing personal interest in such investments by those responsible for the continuous supervision of the clients' portfolios. It is also evidence of confidence in the investments made.

         It bears emphasis that technical compliance with the procedures, prohibitions and limitations of this Code of Ethics will not automatically insulate from scrutiny personal securities transactions which show a pattern of abuse by an employee of his or her fiduciary duty to any client of Harbor Capital.

         Harbor Capital encourages all employees to contact their supervisor and the Review Officer with any questions they may have about this Code of Ethics. Harbor Capital also encourages all employees to contact their supervisor and the Review Officer if they have even the slightest question about the propriety of any action or transaction before engaging in either.

III.     LEGAL REQUIREMENTS

         Employees of Harbor Capital are also subject to the following restrictions imposed by the 1940 Act. Rule 17j-1 under the 1940 Act makes it unlawful for any affiliated person of Harbor Capital, which includes all employees, in connection with the purchase or sale of a security held or to be acquired (as defined in the Rule) by an Investment Company:

         A. to employ any device, scheme or artifice to defraud an Investment Company;

         B. to make to an Investment Company any untrue statement of a material fact or omit to state to an Investment Company a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

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         C.       to engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon an Investment Company; or

         D. to engage in any manipulative practice with respect to an Investment Company.

IV.      DEFINITIONS

         For purposes of this Code of Ethics, the following definitions shall apply:

         A. The term "access person" shall mean any director, officer or advisory person (as defined below) of Harbor Capital and any other employee of Harbor Capital designated an "access person" by the Chief Executive Officer of Harbor Capital.

         B.       The term "Harbor Capital" shall mean Harbor Capital Advisors,
                  Inc.

         C. The term "advisory person" shall mean (i) every employee of Harbor Capital (or of any company in a control relationship to Harbor Capital) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security (as defined below) by an Investment Company, or whose functions relate to the making of any recommendations with respect to such purchases or sales and (ii) every natural person in a control relationship to Harbor Capital who obtains information concerning recommendations made to a client with regard to the purchase or sale of a security. The term "advisory person" shall not mean, for purposes of this Code of Ethics, any employee of any subadviser engaged by Harbor Capital on behalf of an Investment Company that is not otherwise affiliated with Harbor Capital.

         D. The term "beneficial ownership" shall mean a direct or indirect "pecuniary interest" (as defined in subparagraph (a)
                  (2) of Rule 16a-1 under the Securities Exchange Act of 1934, as amended) that is held or shared by a person directly or indirectly (through any contract, arrangement, understanding, relationship or otherwise) in a security. While the definition of "pecuniary interest" in subparagraph (a) (2) of Rule 16a-1 is complex, the term generally means the opportunity directly or indirectly to provide or share in any profit derived from a transaction in a security. An indirect pecuniary interest in securities by a person would be deemed to exist as a result of:

                  1. ownership of securities by any of such person's immediate family members sharing the same household (including child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother- or father-in-law, sister- or brother-in-law, and son- or daughter-in-law);

                  2. the person's partnership interest in the portfolio securities held by a general or limited partnership;

                  3. the existence of a performance-related fee (not simply an asset-based fee) received by such person as broker, dealer, investment adviser or manager to a securities account;

                  4. the person's right to receive dividends from a security provided such right is separate or separable from the underlying securities;

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                  5.       the person's interest in securities held by a trust
                           under certain circumstances; and

                  6. the conversion of a "derivative security" (which term excludes (a) a broad-based index option or future,
                           (b) a right with an exercise or conversion privilege at a price that is not fixed, and (c) a security giving rise to the right to receive such other security only pro rata and by virtue of a merger, consolidation or exchange offer involving the issuer of the first security).

         E. The term "control" shall mean the power to exercise a controlling influence over the management or policies of Harbor Capital, unless such power is solely the result of an official position with Harbor Capital, all as determined in accordance with Section 2 (a) (9) of the Investment Company Act of 1940, as amended (the "1940 Act")

         F. The term "employee" shall mean all directors, officers and employees of Harbor Capital.

         G. The term "Investment Company" shall mean a management investment company registered as such under the 1940 Act and for which Harbor Capital or its affiliates is the investment adviser. The term shall include Harbor Fund.

         H. The term "investment personnel" shall mean all portfolio managers of Harbor Capital and other advisory persons who assist the portfolio managers in making investment decisions for an Investment Company, including, but not limited to, analysts and traders of Harbor Capital.

         I. The term "material non-public information" with respect to an issuer shall mean information, not yet released to the public, that would have a substantial likelihood of affecting a reasonable investor's decision to buy or sell any securities of such issuer.

         J. The term "purchase" shall include the writing of an option to purchase.

         K. The term "Review Officer" shall mean the officer or employee of Harbor Capital designated from time to time by Harbor Capital to receive and review reports of purchases and sales by access persons. The term "Alternate Review Officer" shall mean the officer of Harbor Capital designated from time to time by Harbor Capital to receive and review reports of purchases and sales by the Review Officer, and who shall act in all respects in the manner prescribed herein for the Review Officer.

         L. The term "sale" shall include the writing of an option to sell.

         M.       The term "security" shall have the meaning set forth in
                  Section 2 (a) (36) of the 1940 Act, except that it shall not include shares of registered open-end investment companies other than shares of an Investment Company, securities issued by the United States government, short-term securities which are "government securities" within the meaning of Section 2
                  (a) (16) of the 1940 Act, bankers' acceptances, bank certificates of deposit, commercial paper and such other money market instruments as may be designated from time to time by Harbor Capital.

         N. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person

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                  making the recommendation, when such person seriously
                  considers making such a recommendation.

         O. The term "significant remedial action" shall mean any action that has a material financial effect upon an access person, such as firing, suspending or demoting the access person, imposing a substantial fine or requiring the disgorging of profits.

V.       SUBSTANTIVE RESTRICTIONS ON PERSONAL TRADING ACTIVITIES

         A.       PROHIBITED ACTIVITIES

                  While the scope of actions which may violate the Statement of General Principles set forth above cannot be defined exactly, such actions would always include at least the following prohibited activities.

                  1. All EMPLOYEES shall avoid profiting by securities transactions of a short-term trading nature (including market timing) involving shares of an Investment Company. Transactions which involve a purchase and sale, or sale and purchase, of shares of the same series of an Investment Company (excluding the Harbor Money Market Fund and Short Duration Fund or similar short-term fixed income fund) within thirty (30) calendar days shall be deemed to be of a trading nature and thus prohibited unless prior written approval of the transaction is obtained from the Review Officer. This restriction shall also not apply to purchase and sales of shares an Investment Company pursuant to an automatic dividend reinvestment plan or automatic investment, exchange or withdrawal plan.

                  2. No ACCESS PERSON shall, directly or indirectly, purchase or sell securities in such a way that the ACCESS PERSON knew, or reasonably should have known, that such securities transactions compete in the market with actual or considered securities transactions for any client of Harbor Capital, or otherwise personally act to injure any client's securities transactions;

                  3. No ACCESS PERSON shall use the knowledge of securities purchased or sold by any client of Harbor Capital or securities being considered for purchase or sale by any client of Harbor Capital to profit personally, directly or indirectly, by the market effect of such transactions;

                  4. No ACCESS PERSON shall, directly or indirectly, communicate to any person who is not an ACCESS PERSON any material non-public information relating to any client of Harbor Capital or any issuer of any security owned by any client of Harbor Capital, including, with limitation, the purchase or sale or considered purchase or sale of a security on behalf of any client of Harbor Capital, except to the extent necessary to effectuate securities transactions on behalf of the client of Harbor Capital;

                  5. No ACCESS PERSON shall, directly or indirectly, execute a personal securities transaction on a day during which a client of Harbor Capital has a pending "buy" or "sell" order in that same or equivalent security until that order is executed or withdrawn.

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                  6.       NO ACCESS PERSONS shall accept any gift or other
                           thing of more than de minimis value from any person or entity that does business with or on behalf of client;

                  7. NO ACCESS PERSONS shall serve on the board of directors of any publicly traded company, absent prior written authorization and determination by the President of Harbor Capital that the board service would be consistent with the interests of clients. Where board service is authorized, ACCESS PERSONS serving as directors normally should be isolated from those persons making investment decisions through "Chinese Wall" or other procedures. All ACCESS PERSONS are prohibited from accepting any service, employment, engagement, connection, association or affiliation in or with any enterprise, business or otherwise which is likely to materially interfere with the effective discharge of responsibilities to Harbor Capital and its clients;

                  8. INVESTMENT PERSONNEL shall avoid profiting by securities transactions of a trading nature, which transactions are defined as a purchase and sale, or sale and purchase, of the same (or equivalent) securities (excluding shares of an Investment Company) within sixty (60) calendar days. Transactions in shares of an Investment Company are covered by Section V.A.1 above;

                  9. INVESTMENT PERSONNEL shall not, directly or indirectly, purchase any security sold in an initial public offering of an issuer;

                  10. INVESTMENT PERSONNEL shall not, directly or indirectly, purchase any security issued pursuant to a private placement without obtaining prior written approval from the Review Officer. Investment personnel who have been authorized to acquire securities in a private placement must disclose such investment when they are involved in client's subsequent consideration of an investment in the issuer. In such circumstances, the client's decision to purchase securities of the issuer must be independently reviewed by investment personnel with no personal interest in the issuer;

                  11. INVESTMENT PERSONNEL shall not recommend any securities transaction on behalf of a client without having previously disclosed any beneficial ownership interest in such securities or the issuer thereof to Harbor Capital, including without limitation:

                           (i) his or her beneficial ownership of any securities of such issuer;

                           (ii) any contemplated transaction by such person in such securities;

                           (iii) any position with such issuer or its affiliates; and

                           (iv)     any present or proposed business
                                    relationship between such issuer or its
                                    affiliates and such person or any party in which such person has a significant interest.

                           Such interested investment personnel may not participate in the decision for the client to purchase and sell securities of such issuer.

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                  12.      INVESTMENT PERSONNEL shall not, directly or
                           indirectly, purchase or sell any security or equivalent security in which he or she has, or by reason of such purchase acquires, any beneficial ownership within a period of seven (7) calendar days before and after client has purchased or sold such security.

         B.       EXEMPT TRANSACTIONS AND CONDUCT

                  This Code of Ethics shall not be deemed to be violated by any of the following transactions:

                  1. Purchases or sales for an account over which the EMPLOYEE or ACCESS PERSON has no direct or indirect influence or control;

                  2. Purchases or sales which are non-volitional on the part of the EMPLOYEE or ACCESS PERSON;

                  3. Purchases which are part of an automatic dividend reinvestment plan;

                  4. Purchases made by exercising rights distributed by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired by the ACCESS PERSON from the issuer, and sales of such rights so acquired;

                  5. Tenders of securities pursuant to tender offers which are expressly conditioned on the tender offer's acquisition of all of the securities of the same class;

                  6. Purchases or sales for which the EMPLOYEE, ACCESS PERSON or INVESTMENT PERSONNEL has received prior written approval from Harbor Capital. Prior approval shall be granted only if a purchase or sale of securities is consistent with the purposes of this Code of Ethics and Section 17 (j) of the 1940 Act and rules thereunder; and

                  7. Purchases or sales made in good faith on behalf of an Investment Company, it being understood by, and disclosed to, each Investment Company that Harbor Capital may make contemporaneous investment decisions and cause to be effected contemporaneous executions on behalf of one or more of the Investment Companies and that such executions may increase or decrease the price at which securities are purchased or sold for the Investment Companies.

VI.      COMPLIANCE PROCEDURES

         A.       OWNERSHIP OF SHARES OF AN INVESTMENT COMPANY

                  Every employee who beneficially owns shares of an Investment Company is required to own such shares either (i) directly with the Investment Company in the name of the employee or in the name of an immediate family member (or other person or entity whose direct ownership causes the employee to be deemed to be the beneficial owner of the shares), or (ii) through the Harbor Capital retirement plan.

                  Every employee who is not an access person shall submit to Harbor Capital on Form I a list of the persons (other than the employee) who are the record owners of the shares of

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                  an Investment Company which are beneficially owned by the
                  employee and the associated account numbers. Every employee is required to notify the Review Officer in writing within ten
                  (10) days of any change to that list, including the addition of new persons to the list. Access persons are required to provide Harbor Capital with this information in the manner set forth in Section IV. D below.

         B.       PRE-CLEARANCE FOR PERSONAL SECURITIES INVESTMENTS

                  Every ACCESS PERSON shall be required to submit on Form III their intent to trade in securities (other than trades in shares of an Investment Company which are covered by the following sentence) for their own account to the Review Officer. In addition, every EMPLOYEE (including ACCESS PERSONS) pre-clearance of a transaction involving an Investment Company prohibited by Section V.A.1. above shall be required to submit on Form III their intent to engage in such a transaction.

                  The Review Officer will be obligated to determine whether any prohibitions or restrictions apply to the relevant securities and respond to the ACCESS PERSONS or EMPLOYEES submitting such intent to trade forms in writing. If the Review Officer does not respond in writing within two business days following the date of submission, the trade may be considered "pre-cleared" and the ACCESS PERSON or EMPLOYEE may execute such "pre-cleared" trade anytime within two business days following the lapse of the Review Officer's two day period. If four business days have elapsed, not including the day the form was submitted, and the ACCESS PERSON'S or EMPLOYEE'S trade has not been executed, "pre-clearance" will lapse and the ACCESS PERSON and EMPLOYEE may not trade without violating this pre-clearance provision. The ACCESS PERSON and EMPLOYEE will be required to submit another Form III and have the intended trade "pre-cleared" again.

         C.       RECORDS OF SECURITIES TRANSACTIONS

                  Upon the written request of the Review Officer, an ACCESS PERSON is required to direct his or her brokers to supply to Harbor Capital on a timely basis duplicate copies of confirmations of all securities transactions and copies of periodic statements for all securities accounts in which the ACCESS PERSON has a beneficial ownership interest.

         D.       PERSONAL REPORTING REQUIREMENTS

                  1. Each ACCESS PERSON shall submit to Harbor Capital a report in the form annexed hereto as Form II or in similar form (such as a computer printout), which report shall set forth at least the information described in subparagraph 2 of this Section VI, Paragraph D as to all securities transactions during each quarterly period, in which such ACCESS PERSON has, or by reason of such transactions acquires or disposes of, any beneficial ownership of a security. This reporting requirement is satisfied if Harbor Capital receives duplicate statements from the ACCESS PERSON'S brokers which document all transactions during the period which would be required to be reported on Form I.

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                  2.       Every report on Form II shall be made not
                           later than ten (10) days after the end of each calendar quarter in which the transaction(s) to which the report relates was effected and shall contain the following information:

                           (i) the date of each transaction, the title, class, the interest rate and maturity date (if applicable) and number of shares, and the principal amount of each security involved;

                           (ii) the nature of each transaction (i.e., purchase, sale or other type of acquisition or disposition);

                           (iii)    the price at which each transaction was
                                    effected;

                           (iv) the name of the broker, dealer or bank with or through whom each transaction was effected; and

                           (v) the date that the report was submitted by the ACCESS PERSON.

                           provided, however, that an ACCESS PERSON is not required to report transactions in shares of an Investment Company which are held in accordance with
                           Section IV. A above in any account which (i) the ACCESS PERSON has established directly with the Investment Company in his or her name; (ii) has been established directly with the Investment Company in the name of another person (e.g. spouse or other immediate family member) and which has previously been disclosed to Harbor Capital in the ACCESS PERSON'S initial or annual holdings report; or (iii) the ACCESS PERSON owns through a Harbor Capital retirement plan.

                           If no transactions in any securities required to be reported were effected during a quarterly period by an ACCESS PERSON such ACCESS PERSON shall submit to Harbor Capital a report on Form II within the time-frame specified above stating that no reportable securities transactions were effected. However, if an ACCESS PERSON has provided for Harbor Capital to receive all of his or her brokerage statements and confirmations with respect to all accounts over which he or she has beneficial ownership, that ACCESS PERSON is not required to submit a report indicating there were no reportable securities transactions during that quarterly period.

                  3. Every ACCESS PERSON shall report to Harbor Capital, no later than 10 days after the end of each quarter, with respect to any account established by the ACCESS PERSON in which any securities were held during the quarter for the direct or indirect benefit of the ACCESS PERSON:

                           (i) the name of the broker, dealer or bank with whom the ACCESS PERSON established the account;

                           (ii)     the date that the account was established;
                                    and

                           (iii) the date that the report was submitted by the ACCESS PERSON.

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                  4.       Every report concerning a securities transaction
                           prohibited under the Statement of General Principles or Prohibited Activities set forth in Section II or
                           Section V, Paragraph A, respectively, with respect to which the reporting person relies upon one of the exceptions provided in Section V, Paragraph B shall contain a brief statement of the exemption relied upon and the circumstances of the transactions.

                  5. At the end of each calendar quarter, the Review Officer shall prepare (i) a summary of all transactions by ACCESS PERSONS in securities which were purchased, sold, held or considered for purchase or sale by each Investment Company during the prior quarter; and (ii) a summary of all transactions by EMPLOYEES involving the purchase and sale, or sale and purchase, of shares of the same Investment Company within thirty (30) calendar days (excluding shares purchased or sold pursuant to an automatic dividend reinvestment plan, an automatic investment, exchange or withdrawal plan) during the prior quarter. The Review Officer shall provide a copy of each such report to the President of Harbor Capital each quarter. The Review Officer shall also affirm that the direct Investment Company accounts of all employees have been reviewed and certify that no inappropriate trading activity, except for activity that is expressly listed in the summary of all transactions, has been identified. The summary report shall be submitted to the President of Harbor Capital prior to the end of the month following such calendar quarter end.

                  6. Both the Review Officer and the Alternate Review Officer shall compare the reported personal securities transactions with completed and contemplated portfolio transactions of the Investment Companies and shall review the identified transactions in shares of the same Investment Company to determine whether a violation of this Code of Ethics may have occurred. Before making any determination that a violation has been committed by any person, the Review Officer shall give such person an opportunity to supply additional explanatory material.

                  7. If the Review Officer determines that a violation of this Code of Ethics has or may have occurred, he or she shall submit a written determination, together with the related report by the ACCESS PERSON or EMPLOYEE and any additional explanatory material provided by the ACCESS PERSON or EMPLOYEE to the President of Harbor Capital, and the President of any affected Investment Company who shall make an independent determination of whether a violation has occurred.

         D.       DISCLOSURE OF PERSONAL HOLDINGS

                  Each ACCESS PERSON shall submit to Harbor Capital an initial holdings report no later than 10 days after the person becomes an ACCESS PERSON which contains the following information:

                  1. The title, number of shares and principal amount of each security in which the ACCESS PERSON had any direct or indirect beneficial ownership when the person became an ACCESS PERSON;

                  2. The name of any broker, dealer or bank with whom the ACCESS PERSON maintained an account in which any securities (including the securities which are excepted from the definition of securities in Section IV, Paragraph M) were held

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                           for the direct or indirect benefit of the ACCESS
                           PERSON as of the date the person became an ACCESS PERSON; and

                  3.       The date that the report was submitted by the ACCESS
                           PERSON.

                  Each ACCESS PERSON shall submit to Harbor Capital an annual holdings report which contains the following information (with such information current as of a date no more than 30 days before the report is submitted):

                  1. The title, number of shares and principal amount of each security in which the ACCESS PERSON had any direct or indirect beneficial ownership;

                  2. The name of any broker, dealer or bank with whom the ACCESS PERSON maintained an account in which any securities (including the securities which are excepted from the definition of securities in Section IV, Paragraph M) were held for the direct or indirect benefit of the ACCESS PERSON; and

                  3.       The date that the report was submitted by the ACCESS
                           PERSON.

         E.       INITIAL AND ANNUAL CERTIFICATION OF COMPLIANCE

                  All EMPLOYEES shall certify initially upon commencement of employment and annually thereafter on the form annexed hereto as Form IV that they:

                  1. have read and understand this Code of Ethics and recognize that they are subject hereto:

                  2.       have complied with the requirements of this Code of
                           Ethics: and

                  3. have disclosed or reported all personal securities transactions, holdings and accounts which are required to be disclosed or reported pursuant to the requirements of this Code of Ethics.

         F.       JOINT PARTICIPATION

                  ACCESS PERSONS should be aware that a specific provision of the 1940 Act prohibits such persons, in the absence of an order of the Commission, from effecting a transaction in which an Investment Company is a "joint or a joint and several participant" with such person. Any transaction which suggests the possibility of a question in this area should be presented to legal counsel for review.

VII.     SANCTIONS

         Any violation of this Code of Ethics shall result in the imposition of such sanctions as Harbor Capital may deem appropriate under the circumstances, which may include, but is not limited to, removal, suspension or demotion from office, imposition of a fine, a letter of censure and/or restitution to the affected client of an amount equal to the advantage the offending person shall have gained by reason of such violation.

         The sanction of disgorgement of any profits realized may be imposed for any of the following violations:

         A. Violation of the prohibition against EMPLOYEES profiting from short-term transactions in shares of an Investment Company where an exception is not available;

         B. Violations of the prohibition against INVESTMENT PERSONNEL profiting from securities transactions of a trading nature;

         C. Violation of the prohibition against ACCESS PERSONS, directly or indirectly, executing a personal securities transaction on a day during which an Investment Company in his or her complex has a pending "buy " or "sell" order; or

         D. Violation of the prohibition against PORTFOLIO MANAGERS, directly or indirectly, purchasing or selling any security in which he or she has, or by reason of such purchase acquires, any beneficial ownership within a period of seven (7) calendar days before and after an Investment Company has purchased or sold such security.

VIII.    RECORDKEEPING REQUIREMENTS

         Harbor Capital shall maintain and preserve in an easily accessible place:

         A. A copy of this Code of Ethics (and any prior code of ethics that was in effect at any time during the past five years) for a period of five years.

         B. A record of any violation of this Code of Ethics and of any action taken as a result of such violation for a period of five years following the end of the fiscal year in which the violation occurs.

         C. A copy of each report (or computer printout) submitted under this Code of Ethics for a period of five years, only those reports submitted during the previous two years must be maintained and preserved in an easily accessible place.

         D. A list of all persons who are, or within the past five years were, required to make reports pursuant to this Code of Ethics and whether those persons were designated ACCESS PERSONS or INVESTMENT PERSONNEL.

         E. The names of each person who is serving or who has served as Review Officer or Alternate Review Officer within the past five years.

IX.      MISCELLANEOUS

         A.       CONFIDENTIALITY

                  All information obtained from any ACCESS PERSON hereunder shall be kept in strict confidence by Harbor Capital, except that reports of securities transactions hereunder will be made available to the Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation.

         B.       NOTICE TO EMPLOYEES

                  Harbor Capital shall provide all EMPLOYEES with a copy of the Code of Ethics and shall inform all employees of their respective duties and responsibilities under the Code. Harbor Capital shall identify all persons who are considered to "ACCESS PERSONS," "INVESTMENT PERSONNEL" and "PORTFOLIO MANAGERS," inform such persons of their respective specific duties and responsibilities under this Code of Ethics.

Effective:  August 2002
Revised:  January 2004

                                   HARBOR FUND
                              HCA SECURITIES, INC.
                          HARBOR CAPITAL ADVISORS, INC.

                                     FORM I

                    FOR EMPLOYEES WHO ARE NOT ACCESS PERSONS

              IDENTITY OF PERSONS OWNING INVESTMENT COMPANY SHARES

Every report on Form I shall be made not later than ten (10) days after the commencement of the employee's employment. An amended Form II shall be submitted to the Review Officer within ten (10) days after any change in the information contained in this Form I occurs.

List the full names of each person other than yourself who owns shares of an Investment Company that you would be deemed to be the beneficial owner of. Also provide the account number:

         NAME OF PERSON             ACCOUNT NUMBER(S)
         --------------             -----------------
1.

2.

3.

4.

5.

I certify that this Form I contains a true statement of the identities of the persons (other than myself) who own shares of an Investment Company which I would be deemed to be the beneficial owner of.

                                                     ___________________________
                                                     Name & Title

                                                     ___________________________
                                                     Date

                              HCA SECURITIES, INC.
                          HARBOR CAPITAL ADVISORS, INC.

                                     FORM II

                 POST-TRADE MONITORING REPORT FOR ACCESS PERSONS

Every report on Form II shall be made not later than ten (10) days after the end of each calendar quarter in which the transaction(s) to which Form II relates was effected and shall contain the following information:

1. The date of each transaction, the title, class and number of shares, and the principal amount of each security involved.

2. The nature of each transaction (i.e., purchase, sale or other type of acquisition or disposition).

3.       The price at which each transaction was effected.

4. The name of the broker, dealer or bank with or though whom each transaction was effected.

5. If no transactions in any securities required to be reported on this Form II during the most recent calendar quarter occurred, check this box and sign below: [ ]

I certify that this Form II contains a true statement of my personal securities transactions during the most recent calendar quarter.

                                                     ___________________________
                                                     Name & Title

                                                     ___________________________
                                                     Date

                                   HARBOR FUND
                              HCA SECURITIES, INC.
                          HARBOR CAPITAL ADVISORS, INC.

                                    FORM III

                PRE-CLEARANCE FOR PERSONAL SECURITIES INVESTMENTS

Pursuant to Section II of Harbor Fund's and HCA Securities' Code of Ethics, all EMPLOYEES and ACCESS PERSONS (except the Fund's disinterested Trustees) are required to submit FORM III prior to trading for their own account, including accounts over which they have beneficial ownership.

For EMPLOYEES who are not ACCESS PERSONS, pre-clearance is required only for transactions which involve a purchase and sale, or sale and purchase, of shares of the same series of Harbor Fund within thirty (30) calendar days (excluding the Harbor Money Market Fund and Short Duration Fund and excluding purchases and sales pursuant to an automatic dividend reinvestment plan, an automatic investment, exchange or withdrawal plan). For ACCESS PERSONS, pre-clearance is required for all securities transactions except transactions in shares of Harbor Fund which are covered by the same pre-clearance requirement applicable to EMPLOYEES who are not ACCESS PERSONS.

1.       Name and title of EMPLOYEE or ACCESS PERSON:

2.       Title and amount of the security for which pre-clearance is sought:

3.       Recommendation of Review Officer:

4.       Date and Signature of Review Officer:

                                   HARBOR FUND
                              HCA SECURITIES, INC.
                          HARBOR CAPITAL ADVISORS, INC.

                                     FORM IV

                INITIAL AND ANNUAL CERTIFICATION OF ALL EMPLOYEES

I certify that I have received a copy of Harbor Fund's and HCA Securities, Inc.'s joint Code of Ethics, (i) have read and understand this Code of Ethics and recognize that I am subject thereto, (ii) have complied with the requirements of the Code of Ethics; and (iii) have disclosed or reported all personal securities transactions, holdings and accounts required to be disclosed or reported pursuant to the requirements of the Code of Ethics.

Date: _________________                  Printed Name:__________________________

                                         Signature: ____________________________

                                         Title: ________________________________

                                   HARBOR FUND
                              HCA SECURITIES, INC.
                          HARBOR CAPITAL ADVISORS, INC.

                                     FORM V

                            CERTIFICATE OF SUBADVISER

                               CODE OF ETHICS AND
                     WRITTEN REPORT TO THE BOARD OF TRUSTEES
                                 OF HARBOR FUND

                                [SUBADVISER NAME]

[Subadviser], which serves as a subadviser to Harbor ________________________ Fund, hereby certifies to the Board of Trustees of Harbor Fund the following for the quarter ended __________________:

         1. [Subadviser] currently maintains a written Code of Ethics as required by Rule 17j-1 under the Investment Company Act of 1940, as amended, and that procedures have been put in place to reasonably prevent its access persons, as defined by the Rule, from violating the Code of Ethics;

         2. As required by Rule 17j-1, every access person of [Subadviser] currently files reports at least quarterly as to their personal securities transactions and annually as to their personal holdings. In addition, every access person who became an access person of [Subadviser] on or after March 1, 2000 has filed an initial holdings report.

         3. I have examined these initial, quarterly and annual reports and hereby certify that based upon my examination, I have concluded that no material code or procedure violations of the Code of Ethics by any access person occurred for the quarter ended ____________________.

                                         [SUBADVISER]

                                         By: ___________________________________

                                         Date: _________________________________

                                   HARBOR FUND

                                     FORM VI

               SUBADVISER'S REPORT OF VIOLATION OF CODE OF ETHICS

If the subadviser is reporting a violation of its code of ethics in connection with the quarterly Certification of Subadviser on Form V, the subadviser must also report the following information:

1.       The provision of the subadviser's code of ethics that was violated:

2.       The date of the violation:

3. A complete description of the violation including a description of the securities and the quantity of the securities purchase or sold:

4. An explanation of how the violation may have affected the particular series of Harbor Fund:

5.       What remedial action was taken by the subadviser.